Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-191586) of Blue Capital Reinsurance Holdings Ltd. of our report dated October 21, 2013 relating to the consolidated financial statements of Blue Capital Reinsurance Holdings Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
October 28, 2013